Exhibit 99.3
AMENDMENT NO. 2 TO
STOCKHOLDER RIGHTS AGREEMENT
     This Amendment No. 2 to Stockholder Rights Agreement (the “Amendment”), dated as of October 14, 2009, by and between OXiGENE, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), amends that certain Stockholder Rights Agreement, dated as of March 24, 2005, as amended as of October 1, 2008, between the Company and the Rights Agent (as so amended, the “Agreement”).
     WHEREAS, the parties desire to amend the Agreement, pursuant to Section 27 thereof, in connection with the transactions described in that certain Agreement and Plan of Merger by and among the Company, OXiGENE Merger Sub, Inc., a Delaware corporation, VaxGen, Inc., a Delaware corporation (“VaxGen”) and James Panek as the Stockholder Representative, dated as of even date herewith (the “Merger Agreement”).
     NOW THEREFORE, the parties hereby agree as follows:
     1. Definition of “Acquiring Person.” The definition of “Acquiring Person” as set forth in Section 1(a) of the Agreement is hereby further amended by adding the following to the end thereof:
     “Notwithstanding anything herein to the contrary, none of VaxGen, Inc. (“VaxGen”) nor any of the persons listed on Exhibit A hereto shall be deemed to be an Acquiring Person solely by virtue of the transactions contemplated by the Agreement and Plan of Merger by and among the Company, OXiGENE Merger Sub, Inc., VaxGen and James Panek as the Stockholder Representative, dated as of October 14, 2009 (the “VaxGen Merger Agreement”), including but not limited to, where applicable, the acquisition of Common Stock by such persons or entities pursuant to the VaxGen Merger Agreement.”

     2. Definition of “Stock Acquisition Date.” The definition of “Stock Acquisition Date” as set forth in Section 1(hh) of the Agreement is hereby further amended by adding the following to the end thereof:
     “Notwithstanding anything herein to the contrary, the execution, delivery and performance by the persons listed on Exhibit A hereto of those certain Voting Agreements, dated as of October 14, 2009, between such persons and the Company in connection with the transactions contemplated by the VaxGen Merger Agreement (the “Voting Agreements”), shall not be deemed, by itself, to constitute or lead to a Stock Acquisition Date under this Agreement.”
     3. Definition of “Distribution Date.” The definition of “Distribution Date” as set forth in Section 3(a) of the Agreement is hereby further amended by adding the following to the end thereof:
     “Notwithstanding anything herein to the contrary, the execution, delivery and performance by the persons listed on Exhibit A hereto of the Voting Agreements shall not be deemed, by itself, to constitute or lead to a Distribution Date under this Agreement.”
     4. Ratification. The parties hereby ratify and confirm in all respects the Agreement, as amended by this Amendment.
     5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     7. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
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     IN WITNESS WHEREOF, the parties have entered into this Second Amendment to Stockholder Rights Agreement as of the date first stated above.

OXiGENE, INC.
By:	/s/ Peter Langecker
Peter Langecker, M.D., Ph.D., Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
By:	/s/ Paula Caroppoli
Paula Caroppoli, Vice President

EXHIBIT A
James Panek
Lori Rafield
Franklin Berger
Kevin Reilly
Paul DeStefano